COMPOSITE
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                       ALCOHOL SENSORS INTERNATIONAL, LTD.
                      (As Amended Through October 2, 1997)


     1. The name of the corporation is Alcohol Sensors International, Ltd.

     2. The office of the corporation is to be located in the County of Suffolk, State of New York.

     3. (a) The corporation shall have two (2) classes of stock, aggregating Common Shares and Convertible Preferred Shares respectively, with the authority to issue 25,000,000 Common Shares, par value $.001, and the authority to issue 3,000,000 Convertible Preferred Shares, par value $.001. Each share of stock shall have one (1) vote for all corporate purposes without cumulative voting rights. No shares will have preemptive rights.

        (b) Authority is hereby expressly granted to the Board of Directors of the Corporation from time to time to issue the Convertible Preferred Shares as Convertible Preferred Shares of any series and to declare and pay dividends thereon in accordance with the terms thereof and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of New York.

     Of the 3,000,000 authorized shares of Convertible Preferred Stock of the Company, 833,333 shares are hereby designated Series A Cumulative Non-redeemable Convertible Preferred Stock, par value $.001 per share, and shall possess the rights and preferences set forth below:

          SECTION 1. Number of Shares and Designation. The shares of such series shall have a par value of $.001 per share and shall be designated as Series A Cumulative Non-redeemable Convertible Preferred Stock (hereinafter called the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 833,333.

          SECTION 2. Definitions. As used herein, the following terms shall have the following meanings:

             (a) The term "Board of Directors" shall mean the board of directors of the Corporation and any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.


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             (b) The  term  "Business  Day"  shall  mean  any day  other  than a
          Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

             (c) The term "Closing Price" with respect to the Common Stock on any day (other than a day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market) shall mean the average of the reported closing bid and asked prices on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, the last reported sales price regular way on the New York Stock Exchange or the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose.

             (d) The term "Common Stock" shall mean the common stock, par value $.001 per share, of the Corporation or, subject to the provisions of
          Section 5, such other security resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then issuable upon conversion of the Series A Preferred Stock shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting form all such reclassifications.

             (e) The term "Conversion  Date" shall have the meaning set forth in
          Section 5(b).

             (f) The term "Conversion Price" shall have the meaning set forth in
          Section 5(a).

             (g) The term "Dividend Payment Date" shall have the meaning set forth in Section 3(b).

             (h) The term "Dividend Period" shall mean the period from and including the Initial Issue Date to but not including the first Dividend Payment Date and thereafter, each semi-annual period from and including each Dividend Payment Date to but not including the next Dividend Payment Date.

             (i) The term "Event of Conversion" shall mean the twentieth day during any period of thirty consecutive days on which the Closing Price is at least $8.00 per share.

             (j) The term "Excluded Securities" shall mean:


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                 (x)  Common  Stock  issued to  employees  or  directors  of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors, or options to
             purchase  or  rights  to  subscribe  for  such  Common  Stock,   or
             securities by their terms convertible into or exchangeable for such Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case as approved by the Board of Directors, but only to the extent that the maximum aggregate number of shares of Common Stock so issued or issuable subsequent to the Initial Issue Date pursuant to all such agreements, plans and arrangements do not exceed (x) 300,000 shares of Common Stock in the aggregate in any fiscal year of the Corporation or (y) 600,000 shares of Common Stock in the aggregate (in each case subject to adjustment to reflect stock splits, stock
             dividends,   stock   combinations,   recapitalizations   and   like
             occurrences); and

                 (y) The Warrants and shares of Common Stock issued upon the exercise thereof; and

                 (z) Common Stock issued upon the exercise of warrants or
             options outstanding on December 20, 1996.

             (k) The term "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

             (l) The term "Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation other than the Series A preferred Stock.

             (m) The term "Liquidation Preference" shall mean the Stated Value per share plus dividends (whether or not declared) accrued and unpaid thereon to the date of liquidation, dissolution or other winding up, or the date of the sale of all or substantially all of the assets of the Corporation or the merger or consolidation of the Corporation with or into any Person in a transaction in which the Corporation is not the surviving entity.

             (n) The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company or other entity of any kind, and shall include any successor (by merger or otherwise) thereof.

             (o) The term "Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall not be more

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          than 30 days nor less than 10 days  prior to the  respective  Dividend
          Payment Date or such other date designated by the Board of Directors for the payment of dividends.

             (p) The term "Stated Value" shall mean $3.00 (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences and dividends and other distributions to holders of Common Stock of indebtedness or assets of the Corporation).

             (q) The term "Warrants" shall mean warrants to purchase 833,333 shares of Common Stock (subject to adjustment as provided in the certificates evidencing such warrants) being issued on the Initial Issue Date to the initial holder of the Series A Preferred Stock.

          SECTION 3.  Dividends; Other Distributions.

             (a) The holders of shares of Series A Preferred Stock shall be entitled to receive cash dividends out of funds legally available for payment of dividends. Dividends shall be payable in cash at the rate of 9.0% of the Stated Value per share per annum and 9.0% per annum (compounded semi-annually) on any accrued dividends on such shares, whether or not declared, that remain unpaid beyond the next succeeding Dividend Payment Date; provided, however, that the Corporation shall, at its option, be entitled to issue additional shares of Series A Preferred Stock in lieu of cash in respect of dividends payable on or prior to the first four Dividend Payment Dates occurring after the Initial Issue Date.

             (b) Dividends on shares of Series A Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable semi-annually in arrears, when and as declared by the Board of Directors of the Corporation, on June 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on June 30, 1997. If any Dividend Payment Date occurs on a day that is not a Business Day, any dividends otherwise payable on such Dividend Payment Date shall be paid on the next Business Day. Dividends shall be paid to the holders of record of the Series A Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend
          Period that is less than a full Dividend Period in length shall be computed on the basis of a 180 day-period and actual days lapsed in such Dividend Period. Dividends on account of arrears or any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor.

             (c) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other

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          than Common Stock,  together with cash in lieu of fractional  shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its Subsidiaries, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, in each case unless (i) all dividends to which the holders of shares of Series A Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid in full and (ii) all such dividends for the immediately preceding two Dividend Periods shall have been paid exclusively in cash.

             (d) Without limiting any of the foregoing, in the event that full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and funds available for the payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

          SECTION 4. Rights on Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the sale of all or substantially all of the assets of the Corporation, the merger or consolidation of the Company with or into any Person in a transaction in which the Company is not the surviving entity or the effectuation by the Corporation of a transaction or series of related transactions in which 50% or more of the voting power of the Corporation is disposed of, the holders of Series A Preferred Stock shall then be entitled to receive immediately, prior and in preference to any distribution to the holders of any class or series of capital stock of the Corporation, whether now existing or hereafter created, the Liquidation Preference per share of Series A Preferred Stock (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences and dividends and other distributions to holders of Common Stock of indebtedness or assets of the Corporation). If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit the payment in full of the Liquidation Preference per share, the assets of the Corporation shall be ratably distributed among the holders of the Series A Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all such amounts thereon were paid in full.

          SECTION 5.     Optional Conversion.

             (a) Each holder of any shares of Series A Preferred Stock shall have the right, at such holder's option, at any time or from time to time, to convert any of such shares into such whole number of fully paid and non-assessable shares of Common Stock as is equal to the quotient obtained by dividing (A) the Liquidation Preference of such share(s) of Series A Preferred Stock being converted by (B) the

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          Conversion  Price,  as  last  adjusted  and  then in  effect,  for the share(s) of such Series A Preferred Stock being converted, by surrender of the certificates representing the share(s) of Series A Preferred Stock so to be converted in the manner provided in Section 5(b) hereof. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series A Preferred Stock shall initially be $4.50; provided, however, that such conversion price shall be subject to adjustment as set forth in
          Section 5(d) hereof (such price, as so adjusted from time to time, the "Conversion Price").

             (b) The holder of any shares of Series A Preferred Stock may exercise the conversion right pursuant to Section 5(a) hereof as to any portion thereof by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation for the Series A Preferred Stock as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares or portion thereof and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected immediately prior to the close of business on the date upon which the aforesaid delivery is made (the "Conversion Date"). As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 5(c) hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a Common Stock holder of record immediately prior to the close of business on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a Common Stock holder of record immediately prior to the close of business on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of the Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series A Preferred Stock represented thereby to the same extent as if the portion of the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

             (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for

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          conversion  at any one time by the same  holder,  the  number  of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of such Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Closing Price on the relevant Conversion Date multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

             (d) The Conversion Price shall be subject to adjustment from time to time as follows:

                 (i) If the Corporation shall at any time, (1) pay a dividend on its outstanding Common Stock in shares of Common Stock or effect a distribution to holders of its outstanding Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock,
             (3) combine the outstanding Common Stock into a smaller number of shares of Common Stock, or (4) issue any securities of the Company in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Conversion Price in effect immediately prior thereto shall be adjusted so that the registered holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock and other securities which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the Record Date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                 (ii) If the Corporation  shall at any time or from time to time after the Initial Issue Date, issue (x) shares of Common Stock, (y) rights, options, warrants or other securities entitling the holder thereof to subscribe for, purchase, convert to, exchange for or otherwise acquire Common Stock (excluding any such issuance that results in an adjustment under Section 5(d)(i) or 5(d)(iii) hereof) or (z) rights, options, warrants or other securities entitling the holder thereof to subscribe for, purchase, convert to, exchange for or otherwise acquire such convertible or exchangeable securities (in each case other than Excluded Securities and other than issuances that result in an adjustment under Section 5(d)(i) or 5(d)(iv) hereof), without consideration or for a consideration per share of Common Stock less than the Conversion Price in effect immediately prior to the issuance of such Common Stock or such rights, options, warrants or other securities, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the quotient obtained by dividing:

                    (A)  an amount equal to the sum of

                         (I) the total number of shares of Common Stock outstanding immediately prior to such issuance (including any shares of Common Stock deemed to have been issued pursuant to subdivisions (A) and (B) of Section 5(d)(ii)(3) (it being understood that the shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such issuance shall be deemed to be outstanding for all purposes of the computation required in this clause (A))) multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                         (II) the consideration received by the Corporation upon
                    such  issuance, by

                    (B) the total number of shares of Common  Stock  outstanding
                 (including any shares of Common Stock deemed to have been issued pursuant to subdivisions (A) and (B) of Section
                 5(d)(ii)(3) (it being understood that the shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such issuance shall be deemed to be outstanding for all purposes of the computation required in this clause (A))) immediately after the issuance of such Common Stock.

             For the purposes of any adjustment of the Conversion Price pursuant
          to  this  Section   5(d)(ii),   the  following   provisions  shall  be
          applicable:

                 (1) In the case of the issuance of Common  Stock for cash,  the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                 (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors, irrespective of any accounting treatment.


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                 (3) In the  case of (x) the  issuance  of  rights,  options  or warrants entitling the holder thereof to subscribe for, purchase or otherwise acquire Common Stock, (y) securities convertible into or exchangeable for Common Stock or (z) rights, options, warrants or
             other   securities   convertible  into  or  exchangeable  for  such
             convertible or exchangeable securities:

                    (A) the aggregate  maximum  number of shares of Common Stock deliverable upon exercise of such rights, options or warrants entitling the holder thereof to subscribe for, purchase or otherwise acquire Common Stock shall be deemed to have been issued at the time such rights, options or warrants were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such rights, options or warrants plus the minimum purchase price provided in such rights, options or warrants for the Common Stock covered thereby;

                    (B) the aggregate  maximum  number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such rights, options, warrants or securities were issued and for a consideration equal to the consideration received by the Corporation for any such rights, options, warrants and securities (excluding any cash received on account of accrued interest or accrued dividends), plus the consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related rights, options or warrants (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                    (C) on any  change in the  number of shares of Common  Stock deliverable upon exercise of any such rights, options or warrants or conversions of or exchanges for such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon the exercise of any such rights, options or warrants or conversions of or exchanges for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such rights, options, warrants or

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                 securities  not  converted  prior to such change been made upon the basis of such change; and

                    (D) on  the  expiration  of  any  such  rights,  options  or warrants, the termination of any such rights to convert or exchange or the expiration of any rights, options or warrants related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such rights, options, warrants or securities or rights, options or warrants related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon exercise of such rights, options or warrants, upon the conversion or exchange of such securities or upon the exercise of the rights, options or warrants related to such securities and subsequent conversion or exchange thereof.

                 (iii) In case the Corporation  shall  distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (including cash) or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or otherwise acquire Common Stock any of its securities (excluding those referred to in Section 5(d)(i), 5(d)(ii) or 5(d)(iv)), then in each such case, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of such distribution by (II) a fraction, the numerator of which shall be such Conversion Price less the fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock, assets, evidences of indebtedness or rights, options, warrants or other securities so distributed applicable to one share of Common Stock, and the denominator of which shall be such Conversion Price. Such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution.

                 (iv) In case of any capital reorganization or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) or the consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other Person, or the effectuation by the Corporation of a transaction or series of related transactions in which 50% or more of the voting power of the Corporation is disposed of, each share of Series A Preferred Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such shares would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 5 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

             (e) Whenever the Conversion  Price shall be adjusted as provided in
          Section 5(d) the Corporation shall forthwith file, at the office of the Corporation or any transfer agent designated by the Corporation for the Series A Preferred Stock, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment and the Conversion Price then in effect. The Corporation shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of shares of Series A Preferred Stock at his or its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(f).

             (f) In the event the Corporation shall propose to take any action of the types described in Section 5(d), the Corporation shall give notice to each holder of shares of Series A Preferred Stock, in the manner set forth in Section 5(e), which notice shall specify the record date, if any, with respect to such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect maybe at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

             (g) The Corporation shall pay all documentary, stamp and other transactional taxes attributable to the issuance of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock if issued in the name of the record holder; otherwise, such amounts shall be paid by the holder of such shares of Series A Preferred Stock.

             (h) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock sufficient shares to provide for the conversion from time to time of all outstanding shares of Series A Preferred Stock.

             (i) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon delivery by the Corporation, be duly and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto and not subject to any preemptive rights.

          SECTION 6. Automatic Conversion. Upon the occurrence of an Event of Conversion, all shares of Series A Preferred Stock then outstanding shall, by virtue of and simultaneously with the occurrence of the Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into that number of fully paid and nonassessable shares of Common Stock into which such shares would have been convertible in the event of optional conversion at such time pursuant to
     Section 5 hereof.

          SECTION 7.     Voting.

             (a) In addition to the rights hereinafter specified in this Section 7 and any other rights provided by law or the By-laws of the Corporation, each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock (rounded to the nearest whole number) into which such share of Series A Preferred Stock is then convertible as provided in Section 5 hereof, entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together on all matters with the holders of Common Stock as one class.

             (b) In addition to the rights specified in Section 7(a) hereof, the holders of at least 51% in voting power of the Series A Preferred Stock, voting separately as one class, shall have the special and exclusive right to elect one director to the Board of Directors of the Corporation for so long as at least 250,000 shares of Series A Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences). In any election of directors pursuant to this Section 7(b), each holder of shares of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held by such holder. The special and exclusive voting right of the holders of the Series A Preferred Stock, voting separately as one class, contained in this paragraph (b) may be exercised either at a special meeting of the holders of Series A Preferred Stock called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The director to be elected pursuant to this Section 7(b) shall serve for a term extending from the date of his election and qualification until the time of the next succeeding annual meeting of stockholders or until his successor has been elected and qualified, whichever is sooner. The director to be elected pursuant to this
          Section 7(b) may be removed, with or without cause, only by the holders of at least 51% in voting power of the Series A Preferred Stock.

             (c) If at any time the directorship to be filled by the holders of Series A Preferred Stock pursuant to Section 7(b) hereof has been vacant for a period of ten or more days, the Secretary of the Corporation shall deliver a notice of such vacancy to such holders of Series A Preferred Stock and, upon the written request of the holders of record of shares representing at least ten percent of the voting power of the Series A Preferred Stock then outstanding, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within ten days after receipt of said written request, then the holders of record of shares representing at least ten percent of the voting power of the Series A Preferred Stock then outstanding may designate in writing one holder to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such specified place. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Corporation relating to the Series A Preferred Stock for the purpose of calling a meeting of the stockholders pursuant to these provisions.


             (d) At any meeting held for the purpose of electing a director as provided in Section 7(b) hereof, the presence, in person or by proxy, of the holders of record of shares representing at least 51% of the voting power of the Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for such election. At any such meeting or adjournment thereof, the absence of a quorum of the Series A Preferred Stock shall not prevent the election of directors other than the director to be elected by holders of Series A Preferred Stock pursuant to Section 7(b) hereof, and the absence of a quorum for the election of such other directors shall not prevent the election of the director to be elected by the holders of Series A Preferred Stock pursuant to Section 7(b) hereof, and in the absence of either or both of such quorums, the holders of record of shares representing at least 51% of the voting power present in person or by proxy of the class of stock which lacks a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting. A vacancy in the directorship to be elected by the holders of the Series A Preferred Stock pursuant to
          Section 7(b) hereof may be filled only by vote or written consent in lieu of a meeting of the holders of at least 51% of the voting power of the Series A Preferred Stock.

             (e) The Corporation shall not, without the affirmative consent or approval of the holders of shares representing at least 51%, by voting power, of the Series A Preferred Stock then outstanding, voting separately as one class, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred Stock in the manner provided in the By-laws of the Corporation:

                 (i) designate or issue any additional shares of Series A Preferred Stock or in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock (other than Excluded Securities) or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, is senior to or on a parity with the Series A Preferred Stock or which in any manner adversely affects in any material respect the rights of the holders of the Series A Preferred Stock in their capacity as such;

                 (ii) in any manner  alter or change  the  terms,  designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series A Preferred Stock;

                 (iii) reclassify the shares of any class or series of Junior Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, senior to or on a parity with the Series A Preferred Stock or (B) which in any manner adversely affects in any material respect the rights of the holders of Series A Preferred Stock in their capacity as such;

                 (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets or merge or consolidate with or into, or permit any subsidiary to merge with or into any other corporation, corporations, entity or entities;

                 (v) take any action to voluntarily dissolve, liquidate or wind up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or dissolution; or

                 (vi) take any action to cause any amendment, alteration or repeal of any of the provisions of (i) the Certificate of Incorporation or (ii) the By-laws, if such amendment, alteration or repeal could adversely affect in any material respect the rights of the holders of the Series A Preferred Stock in their capacity as such or the director elected by the holders of the Series A Preferred Stock.

          SECTION 8. Ranking. Any and all classes of capital stock of the Corporation, whether now existing or hereafter created, shall be deemed to rank junior to the Series A Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

          SECTION 9. No Redemption. The shares of Series A Preferred Stock shall not be redeemable under any circumstances whatsoever, except (i) as provided in Section 4 hereof or (ii) to the extent otherwise agreed to in writing by the Corporation and the holders of any such shares.

          SECTION 10. Notices. Unless otherwise specified in the Certificate of Incorporation or the By-laws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it at its principal executive offices, and if to any holder of Series A Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

          Of the 3,000,000 authorized shares of Convertible Preferred Stock of the Corporation, 600 shares are hereby designated Series B 8% Convertible Preferred Stock, par value $.001 per share, and shall possess the rights and preferences set forth below:

          1. Designation. The designation of the series of Preferred Stock established hereby is the "Series B 8% Convertible Preferred Stock" (the "Series B Stock"). The number of shares constituting such series is 600, with a stated value (the "Stated Value") of $10,000 per share. Shares of Series B Stock converted, redeemed or purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

          2. Conversion Rights. The holders of the Series B Stock shall each have the following conversion rights:

             (a) Right to Convert. At any time following the earlier of: (i) the effectiveness of a registration statement for the common stock, par value $0.001 per share (the "Common Stock"), of the Corporation into which the Series B Stock shall convert (the "Registration Statement") or (ii) 120 days from the date of original issuance of Series B Stock (the "Original Issuance Date"); each share of Series B Stock shall be convertible, at the option of the holder thereof, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the sum of (1) $10,000 plus (2) the amount of all accrued but unpaid or accumulated dividends on the shares of Series B Stock being so converted by (B) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" shall be equal to the lower of: (i) the closing bid price of a share of Common Stock, as quoted on The Nasdaq Stock Market, for the ten consecutive trading days immediately preceding the Original Issuance Date or (ii) 82.5% of the average closing bid price of a share of Common Stock, as quoted on The Nasdaq Stock Market, for the ten consecutive trading days immediately preceding the date of the Conversion Notice (as defined in paragraph 2(d) below). In the event that the Common Stock is not traded on The Nasdaq Stock Market, the average closing bid price shall be as reported or quoted on such other national or regional securities exchange or automated quotations system upon which the Common Stock is listed and principally traded. In the event that the Common Stock is not listed on any exchange or quoted on a quotation system, the average closing bid price shall be as reported or quoted on any trading market in which quotes can be obtained.

             (b) Automatic Conversion. If not sooner converted, all outstanding shares of Series B Stock shall be subject to automatic conversion on such date which is two years after the Original Issuance Date and such date shall be deemed the date of the giving of the Conversion Notice under paragraph 2(d) below.

             (c) Optional Conversion. Notwithstanding the provisions of paragraph 2(a) above, holder(s) of Series B Stock shall have the option to convert Series B Stock into shares of Common Stock at the Conversion Price then in effect, upon the following schedule:

                 (i) 100  shares of  Series B Stock  shall be  convertible  into shares of Common Stock at any time on or after 60 days from the Original Issuance Date;

                 (ii) an  additional  100  shares  of  Series  B Stock  shall be convertible into shares of Common Stock at any time on or after 90 days from the Original Issuance Date; and

                 (iii) all shares of Series B Stock  shall be  convertible  into shares of Common Stock at any time on or after 120 days from the Original Issuance Date.

             (d) Mechanics of Conversion. Before any holder of Series B Stock shall be entitled to convert such holder's shares of Series B Stock into shares of Common Stock, such holder shall (i) give written notice (the "Conversion Notice") to the Corporation by facsimile transmission (confirmed via telephonic notice) to the Chief Executive Officer or Chief Financial Officer of the Corporation that such holder elects to convert such share(s) of Series B Stock and shall state therein the number of shares to be converted and the name(s) in which such holder wishes the certificate(s) for shares of Common Stock issuable upon such conversion to be registered and (ii) surrender (within five business days after the date of such facsimile transmission) the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for shares of Series B Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series B Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made on the date of the giving of such facsimile notice to the Corporation; provided, that certificates representing such shares of Series B Stock are delivered within three business days to the Corporation or its transfer agent for shares of Series B Stock, together with all applicable transfer taxes in the event shares of Common Stock issuable upon such conversion are to be registered in the name(s) of any party other than the holder of the shares of Series B Stock being converted.

             (e) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation, at any time or from time to time after the date of issuance of the Series B Stock, shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for the Series B Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common
          Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

             (f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series B Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in paragraph 2(e) hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Stock immediately before such change.

             (g) Notices of Record Date. In the event that the Corporation shall propose, at any time: (i) to declare any dividend or distribution upon the Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B Stock:

                 (A) at least twenty days' prior  written  notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in
             (iii) and (iv) above; and

                 (B) in the case of the  matters  referred  to in (iii) and (iv)
             above, at least twenty days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

             Any notice required by the provisions of this Section 2 to be given to the holders of shares of Series B Stock shall be deemed given if deposited in the United States first-class mail, postage prepaid, and addressed to each holder of record of Series B Stock at such holder's address appearing on the books of the Corporation.

             (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall, at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series B Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Stock; provided, however, that the Corporation shall not issue, cumulatively, more than a 20% Issuance (as such term is defined in paragraph 6(a) below) pursuant to such conversions. If, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Stock, the Corporation shall, no later than 75 days from the date on which the number of authorized but unissued shares of Common Stock become insufficient to effect the conversion of all then outstanding shares of Series B Stock, take such corporate action as may, in the opinion of its counsel, be necessary to cause the increase in the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for the full conversion of all then outstanding shares of Series B Stock, including, without limitation, engaging in best efforts to obtain the necessary stockholder approval.

             (i) Fractional Shares. No fractional share of Common Stock shall be issued upon the conversion of any share(s) of Series B Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

          3. Dividends. The holders of the Series B Stock shall be entitled to receive dividends as follows:

             (a) The holders of Series B Stock shall be entitled to receive dividends at the rate of 8% per share per annum of the Stated Value (as adjusted for any stock dividends, combinations or splits with respect to such shares). Such dividends shall be payable in cash or additional shares of Series B Stock (at the rate of one full share of Series B Stock for every $10,000 of dividends). Such dividends shall begin to accumulate on each share of Series B Stock upon such share's issuance and shall be due and payable with respect to such share only immediately prior to the conversion or redemption of such share pursuant to Section 2 or 7 hereof. The Corporation shall be permitted to issue fractional shares of Series B Stock in connection with the payment of dividends in the form of additional shares of Series B Stock pursuant to this Section 3.

             (b) In the event the Corporation shall declare a distribution (other than any distribution described in Section 5 or 6 hereof) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of Series B Stock shall be entitled to a proportionate share of any such distribution as though the holders of Series B Stock were the holders of the number of shares of Common Stock into which their respective shares of Series B Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

             (c) Nothing contained herein shall grant to the holders of Series B Stock any dividend preference senior to the shares of Series A Cumulative Non-Redeemable Convertible Preferred Stock, par value $.001 per share (the "Series A Convertible Stock"), of the Corporation, and the Series B Stock is specifically made junior in the right of payment of dividends by the Corporation to the Series A Convertible Stock.

          4. Voting Rights of Series B Stock. Except as otherwise required by law or Section 7 hereof, the holders of outstanding shares of Series B Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

          5. Liquidation Preference. The holders of the Series B Stock shall be entitled to a liquidation preference as follows:

             (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the Stated Value per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accumulated dividends thereon. If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series B Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series B Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

             (b) After payment to the holders of Series B Stock of the amounts set forth in Section 5(a) hereof, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

             (c) Whenever the distribution provided for in this Section 5 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors of the Corporation.

             (d) Nothing contained herein shall grant to the holders of Series B Stock any liquidation preference senior to the shares of Series A Cumulative Non-Redeemable Convertible Preferred Stock, par value $.001 per share (the "Series A Convertible Stock"), of the Corporation, and the Series B Stock is hereby specifically made junior in the right of payment upon the liquidation, dissolution or winding up of the Corporation to the Series A Convertible Stock.

          6. Mandatory Redemption.

             (a) Notwithstanding anything contained in these designations to the contrary, unless the approval of the stockholders referred to in clause (i) or (ii) below has previously been obtained, the Corporation shall not be required to issue any Common Shares pursuant to any optional or automatic conversion of Series B Stock under Section 2 hereof, if, and to the extent that, (i) the issuance of Common Stock upon conversion, when taken together with all prior issuances of Common Stock pursuant to Section 2 hereof, would result in the issuance by the Corporation of a number of shares of Common Stock equal to or greater than 20% of the number of shares of Common Stock outstanding on the Original Issuance Date (a "20% Issuance"), and such 20% Issuance requires the prior approval of the stockholders of the Corporation pursuant to any rule, regulation, stated policy, practice or interpretation of The Nasdaq Stock Market applicable to the Corporation or (ii) the Board of Directors of the Corporation determines in good faith that the issuance of such Common Stock upon conversion (whether or not constituting a 20% Issuance) otherwise requires the prior approval of the stockholders of the Corporation pursuant to any applicable rule, regulation, stated policy, practice or interpretation of any stock exchange or stock market on which the Common Stock is then listed or admitted to trading (such prior approval of the stockholders referred to in clauses (i) and (ii) above herein called the "Stockholder Approval Requirement").

             (b) Following the first conversion of Series B Stock to which the provisions of Section 6(a) hereof are applicable, the Corporation (i) shall promptly give to all holders of Series B Stock then outstanding (determined of record not more than fifteen days before the date such notice is given) a notice stating that the Corporation is unable to issue any further shares of Common Stock upon conversion of Series B Stock and that Series B Stock cannot be converted, without compliance with the Stockholder Approval Requirement, and (ii) shall take one of the following actions, at its election, within twenty days following the giving of such notice:

                 (i) the  Corporation  shall notify all such holders of Series B
             Stock that the Corporation intends to seek stockholder approval pursuant to the Stockholder Approval Requirement, in which event the Corporation shall thereafter take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable to consider and vote on such matter;

                 (ii) the  Corporation  shall obtain from the stock  exchange or stock market on which the Common Stock is then listed or admitted to trading a waiver of or exception to the Stockholder Approval Requirement and shall commence any mailing to stockholders notifying them of such waiver or exception that is required by the rules of such stock exchange or stock market; or

                 (iii) the Corporation shall notify all such holders of Series B
             Stock that the Corporation is redeeming Series B Stock pursuant to the following provisions of this Section 6;

          provided, however, that if the Corporation elects to seek stockholder approval pursuant to clause (i) above, and such stockholder approval is not obtained within 75 days following the date of the giving of the Corporation's notice to the holders of Series B Stock that the Corporation intends to seek such stockholder approval, the Corporation shall promptly following the end of such 75 day period notify all holders of Series B Stock that the Corporation is redeeming Series B Stock pursuant to the following provisions of this Section 6. If the Stockholder Approval Requirement is complied with or if a waiver of or exception to the Stockholder Approval Requirement is obtained, the conversion rights of the holders of the Series B Stock shall be reinstated.

             (c) If the Corporation elects or is required to redeem Series B Stock pursuant to paragraph 6(b) hereof, the Corporation shall (i) issue the Maximum Number of Shares of Common Stock (as hereinafter defined in this paragraph 6(c) to the holder(s) of Series B Stock whose Series B Stock is proposed to be converted and will (ii) redeem, out of funds legally available therefor, all Series B Stock that remain after such conversion (a "Mandatory Redemption") at a price per share of Series B Stock equal to $12,220 (as adjusted for any stock split, reverse stock split, stock dividend, or similar event resulting in a change in Series B Stock) plus an amount equal to all dividends, if any, accrued but unpaid on such shares to the date fixed for redemption (the "Mandatory Redemption Price"). For purposes of this
          Section 6(c), the "Maximum Number of Shares of Common Stock" shall mean the greatest number of shares of Common Stock that may be issued upon conversion of shares of Series B Stock without causing a 20% Issuance. The Corporation shall honor requests for conversion under this Section 6 in order of receipt, and should the Corporation simultaneously receive multiple requests for conversion of Series B Stock that would otherwise cause a 20% Issuance, the Corporation shall honor such conversion requests pro rata in proportion to the number of shares of Series B Stock sought to be converted by each holder.

             (d) The Corporation's  notice of Mandatory  Redemption  pursuant to
          Section 6(b) hereof shall be given to each holder of record of Series B Stock to be redeemed and shall specify the redemption date of such Mandatory Redemption (which redemption date shall not be later than twenty days following the date of such notice of Mandatory Redemption), the place or places at which such Mandatory Redemption shall be effected and the Mandatory Redemption Price and shall call upon such holder to surrender to the Corporation, in the manner and at a place designated, the certificate(s) representing Series B Stock of such holder to be redeemed. No failure on the part of the Corporation to give any notice or Mandatory Redemption required to be given by it under this Section 6, and no defect in such notice or in the giving thereof, shall affect the validity of the proceedings for such Mandatory Redemption, except as to a holder of Series B Stock (i) to whom the Corporation has failed to give such notice or (ii) whose notice was defective. An affidavit of the Secretary of the Corporation that notice of Mandatory Redemption has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein.

             (e) Notwithstanding anything contained in these designations to the contrary, the obligation of the Corporation to redeem Series B Stock at any given time shall be subject to such limitations and restrictions as may then be imposed on the Corporation under applicable law or governmental regulation. If, on the date on which a Mandatory Redemption is to be effected, the Corporation shall be unable, because of any applicable law or governmental regulation, to redeem the total number of shares of Series B Stock to be redeemed on such date, the Corporation shall redeem, ratably among the holders of the shares of Series B Stock to be redeemed, the maximum number of such shares of Series B Stock (if any) which the Corporation shall be permitted to redeem under such law or regulation. At any time thereafter when funds of the Corporation are legally available for the Mandatory Redemption of Series B Stock, such funds shall immediately be used to redeem the balance of Series B Stock that the Corporation has become obligated to redeem on any such date(s) but which it has not redeemed. If such funds are insufficient to redeem the total number of such shares of Series B Stock, such Series B Stock shall be redeemed ratably among the holders of Series B Stock.

             (f) From and after the date fixed for a Mandatory Redemption, notwithstanding that any certificate for Series B Stock to be redeemed in such Mandatory Redemption shall not have been surrendered for cancellation, such Series B Stock shall no longer be deemed to be outstanding, dividends thereon, if any, shall cease to accrue from and after the date so fixed and the rights of the holders of such Series B Stock shall forthwith after such redemption date cease and terminate, excepting only the right of the holders thereof to receive the Mandatory Redemption Price thereof, but without interest, upon the surrender of their respective certificates therefor; provided, that if, on or after the date fixed in any notice as the date of Mandatory Redemption, the Corporation shall default in the payment of the

          Mandatory Redemption Price of any Series B Stock entitled to redemption upon the surrender of the certificate therefor, the dividend and all other rights of the holders of such share (other than any conversion rights) shall be reinstated retroactively to such Mandatory Redemption Date.

             (g) From and after the date fixed for a Mandatory Redemption, the Corporation shall, at the place or places specified in the notice of Mandatory Redemption, upon presentation and surrender to the Corporation by the holder thereof of one or more certificates representing Series B Stock to be redeemed, deliver or cause to be delivered to or upon the written order of such holder, a sum in cash equal to the Mandatory Redemption Price of each share of Series B Stock of such holder to be redeemed, together with, if the certificate(s) presented and surrendered by such holder represent a greater number of shares of Series B Stock than the number of shares to be so redeemed from such holder, one or more new certificates registered in the name of such holder and representing the shares of Series B Stock not redeemed.

             (h) Except as provided in this Section 6, Series B Stock is not subject to any Mandatory Redemption by the Corporation. Nothing in these designations shall be determined to prohibit the Corporation from purchasing or otherwise acquiring outstanding shares of its capital stock, whether now or hereafter authorized, at any time and in any manner not prohibited by applicable law.

             (i) The Corporation shall not be required to maintain any sinking fund for the Mandatory Redemption of Series B Stock pursuant to this
          Section 6.

          7. Optional Redemption.

             (a) At any time on or after the Original Issuance Date through the date ending ten trading days prior to the Mandatory Conversion Date, the Corporation may (by resolution of its Board of Directors), at its option, upon not less than ten days' prior written notice given by the Corporation to each holder of Series B Stock, redeem the outstanding shares of Series B Stock, in whole or part, at an optional redemption price (the "Optional Redemption Price") equal to $12,200 per share plus the amount of any accrued but unpaid dividends on the shares of Series B Stock to be so optionally redeemed to the date of such optional redemption. Each redemption of less than all outstanding shares of Series B Preferred Stock shall be made pro rata in respect of the shares of Series B Stock then outstanding. Each holder of Series B Stock shall be permitted to convert such holder's Series B Stock into Common Stock pursuant to Section 2 hereof for the first five trading days following the giving of written notice provided in this paragraph 7(a) and, following such fifth trading day, the right of such holder to so convert shall terminate, except in the event that the Corporation's Optional Redemption rights under this Section 7 shall be forfeited in accordance with paragraph 7(d) hereof.

             (b) At least ten days prior notice by mail, postage prepaid, shall be given to the holders of record of the shares of Series B Stock of the corporation's election to exercise the Corporation's option to redeem shares of Series B Stock pursuant to paragraph 7(b) (each, an "Optional Redemption"), such notice to be addressed to each such holder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the date fixed for Optional Redemption (the "Optional Redemption Date") and the Optional Redemption Price and shall call upon such holder to surrender to the Corporation on said date at the place designated in said notice such holder's certificate(s) representing the shares of Series B Stock to be redeemed. On or after the Optional Redemption Date, each holder of shares of Series B Stock called for Optional Redemption shall surrender the certificate(s) evidencing such shares of Series B Stock to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Optional Redemption Price, together with accrued dividends to the Optional Redemption Date. If less than all the shares of Series B Stock represented by any such surrendered certificate(s) are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of Optional
          Redemption  shall  have  been  duly  given,  and  if on  the  Optional
          Redemption Date funds necessary for the Optional Redemption shall be available and segregated from the other assets of the Corporation to be held in trust therefor, then, notwithstanding that the certificate(s) evidencing any shares of Series B Stock so called for Optional Redemption shall not have been surrendered, the dividends with respect to the shares so called for Optional Redemption shall forthwith after such Optional Redemption Date cease to accrue and all other rights pertaining to such shares of Series B Stock shall terminate, except only the right of the holders to receive the Optional Redemption Price, together with accrued and unpaid dividends to the Optional Redemption Date, without further interest, upon surrender of their certificates therefor.

             (c) If, after notice of Optional Redemption has been given, the Corporation deposits, on or prior to the Redemption Date fixed for such Optional Redemption, with any bank or trust company that has a combined capital and surplus of not less than $100 million, as a trust fund, a sum sufficient to redeem, on the Optional Redemption Date, the shares called for Optional Redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Optional Redemption Date, the Optional Redemption Price on the shares of Series B Stock subject to such Optional Redemption to their respective holders upon the surrender of their certificates evidencing Series B Stock, then, from and after the date of the deposit (although prior to the Optional Redemption Date), such shares of Series B Stock shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Optional Redemption Price for such shares without interest, upon the surrender of their certificate(s) therefor, except that dividends on such shares shall continue to accrue to the Optional Redemption Date. Any interest accrued on any funds so deposited shall be the property of, and paid to the Corporation. If the holder(s) of any shares of Series B Stock so called for redemption shall not, at the end of two years from the Optional Redemption Date thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Optional Redemption Price.

             (d) In the event that the Corporation shall default in its obligations to redeem all shares of Series B Stock called for Optional Redemption pursuant to a notice of Optional Redemption given in accordance with this Section 7, other than due to the failure of a holder to surrender certificate(s) representing shares of Series B Stock so called for Optional Redemption, the Corporation shall forfeit its Optional Redemption rights with respect to (i) such shares of Series B Stock so called for Optional Redemption and (ii) all future Optional Redemptions of Series B Stock.

          8. Exchange and Cancellation of Series B Stock.

             (a) Subject to all applicable securities laws and other applicable restrictions on transfer, at any time upon the request of any holder of shares of Series B Stock to the Corporation at the Corporation's office provided under Section 10 hereof, the Corporation will issue and deliver to or upon the order of such holder in exchange therefor, new certificate(s) representing Series B Stock registered in the name of such person(s) as may be designated by such holder for the same aggregate number of shares as the Series B Stock surrendered and substantially in the form thereof, dated the date of the certificate(s) representing Series B Stock so surrendered. Any such new Series B Stock shall bear any required notation as to any modification.

             (b) Upon the conversion or redemption, in whole or part, of any Series B Stock, if only a portion of the Series B Stock is issued in such conversion or redemption, then the Corporation shall execute and deliver to or upon the order of the holder thereof, at the expense of the Corporation, new certificate(s) representing Series B Stock evidencing the portion of such Series B Stock not so converted or redeemed.

             (c) All Series B Stock certificates or portions thereof which have been converted or redeemed shall be canceled by the Corporation and no

          Series B Stock certificates shall be issued in lieu of the portion of the Series B Stock so converted or redeemed.

          9. Replacement of Series B Stock Certificates. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction of mutilation of any certificate(s) representing Series B Stock and, in the case of any such loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Corporation (if requested by the Corporation), or in the case of any such mutilation, upon surrender and cancellation of such certificate(s) representing Series B Stock, the Corporation will issue new certificate(s) representing Series B Stock of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate(s) representing Series B Stock as if the lost, stolen destroyed or mutilated certificate(s) representing Series B Stock were then surrendered for exchange.

          10. Office for Exchange and Registration. So long as any of the shares of Series B Stock are outstanding, the Corporation will maintain an office or agency where Series B Stock may be presented for exchange, conversion, redemption or registration of transfer. Such office or agency initially shall be the principal office of the Corporation, which place may thereafter, from time to time, be changed by notice to the holders of the Series B Stock then outstanding.

          11.    Restrictions and Limitations.

             (a) So long as any shares of Series B Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series B Stock:

                 (i) Authorize, create or issue any other equity security senior to Series B Stock as to liquidation preferences, other than shares of Series A Cumulative Non-redeemable Preferred Stock of the Corporation; or

                 (ii) Amend,  alter or repeal,  by any means, the Certificate of
             Incorporation of the Corporation if the powers, preferences or special rights of Series B Stock would thereby be materially adversely affected.

     4. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Martello, Lamagna, Beckenstein & Zellin, Esqs., 20 Broad Hollow Road, Suite 2009, Melville, New York 11747.

     5.   The purpose or purposes of the corporation are as follows:

          To engage in any lawful act or activity for which corporations may be organized under 402 of the Business Corporation Law.

          This corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

          The rights, powers, and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights, and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

          To generally purchase or acquire property, personal and real, as may be useful to the operation of this business, generally to do and perform everything necessary to carry out the aforesaid purposes.

     6. The  corporation  will  indemnify  any  officer or  director,  made,  or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.